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Exhibit 10.5

RESTAURANT ACQUISITION PARTNERS, INC.

                 , 2005

Restaurant Acquisition Partners, Inc.
5950 Hazeltine National Drive, Suite 290
Orlando, Florida 32822
Attn: Christopher R. Thomas, Chief Executive Officer and President

Ladies and Gentlemen:

        This letter will confirm our agreement that, commencing on the effective date ("Effective Date") of the registration statement for the initial public offering ("IPO") of the securities of Restaurant Acquisition Partners, Inc. (the "Company") and continuing until the consummation by the Company of a business combination (as described in the Company's IPO prospectus), Pacific Ocean Restaurants, Inc. ("Pacific Ocean") or its affiliates shall make available to the Company certain limited administrative, technology and secretarial services, as well as the use of certain limited office space, as may be required by the Company from time to time, situated at 5950 Hazeltine National Drive, Suite 290 Orlando, Florida 32822 (or any successor location). In exchange therefor, the Company shall pay Pacific Ocean the sum of $7,500 per month on the Effective Date and continuing monthly thereafter until the consummation of a business combination.

Very truly yours,
PACIFIC OCEAN RESTAURANTS, INC.
By:	Name: Title:
AGREED TO AND ACCEPTED BY:
RESTAURANT ACQUISITION PARTNERS, INC.
By:	Name: Title:

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RESTAURANT ACQUISITION PARTNERS, INC.